EXHIBIT 99.1

                                    FORM 11-K

            FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
              AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
      OF 1934 (FEE REQUIRED)

                  For the fiscal year ended December 31, 1993

                                      or

[   ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
      ACT OF 1934 (NO FEE REQUIRED)

For the transition period from ________________________ to ___________________
Commission file number _________________________


                      MARK IV SAVINGS AND RETIREMENT PLAN
                           (Full title of the Plan)

                           MARK IV INDUSTRIES, INC.
                    (Name of issuer of the Securities held
                             Pursuant to the Plan)

                                 P.O. Box 810
                         Amherst, New York  14226-0810
                    (Address of principal executive office
                                of the issuer)


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Mark IV Savings and Retirement Plan
                                    (Name of Plan)




                                      BY:  /s/ William P. Montague
                                          ------------------------
                                          William P. Montague
                                          Member, Mark IV Industries, Inc.
                                          Retirement Committee

   June 21, 1994
   -------------
      Date






                      MARK IV SAVINGS AND RETIREMENT PLAN





                                     INDEX



                                                                  Page No.

  I.  FINANCIAL INFORMATION

      Report of Independent Accountants  . . . . . . . . . . . .     1  P

      Statements of Net Assets Available for
        Plan Benefits as of December 31, 1993  . . . . . . . . .     2  P

      Statements of Net Assets Available for
        Plan Benefits as of December 31, 1992  . . . . . . . . .     3  P

      Statements of Changes in Net Assets Available for Plan
        Benefits for the Year ended December 31, 1993  . . . . .     4  P

      Statements of Changes in Net Assets Available for Plan
        Benefits for the Year ended December 31, 1992 . . . . . .    5  P

      Statements of Changes in Net Assets Available for Plan
        Benefits for the year ended December 31, 1991  . . . . .     6  P

      Notes to Financial Statements  . . . . . . . . . . . . . .     7  P



 II.  FINANCIAL STATEMENT SCHEDULES

      Schedule 27a - Assets Held for Investment at
        December 31, 1993  . . . . . . . . . . . . . . . . . . .    15  P


III.  EXHIBITS

      Exhibit Index  . . . . . . . . . . . . . . . . . . . . . .    17  P

      Exhibit 23.1 Consent of Independent Accountants  . . . . . .  18  *

P Filed with this Form 11-K Annual Report (Exhibit 99.1 to Form 10-K) under cover of Form SE.

* Filed with this Form 11-K Annual Report (Exhibit 99.1 to Form 10-K) by direct transmission pursuant to the EDGAR Program.











                                                               Exhibit 23.1








                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Mark IV Industries, Inc. on form S-8 of our report dated June 21, 1994, on our audits of the financial statements of the Mark IV Savings and Retirement Plan as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991, which report is included in this Annual Report on Form 11-K, as an Exhibit to Form 10-K.





                                      COOPERS & LYBRAND









Rochester, New York
Date: June 21, 1994